Exhibit 10.2

Transcript Document No. 1

AKOUSTIS, INC.

and

ONTARIO COUNTY INDUSTRIAL DEVELOPMENT AGENCY

(ONTARIO COUNTY, NEW YORK)

COMPANY LEASE AGREEMENT

Dated as of February 1, 2018

Ontario County Industrial Development Agency

(Akoustis, Inc. 2018 Facility)

THIS COMPANY LEASE AGREEMENT, dated as of February 1, 2018 (the “Company Lease”), is by and between AKOUSTIS, INC., a business corporation duly organized and validly existing under the laws of the State of Delaware and authorized to transact business in the State of New York, having its principal office at 9805-A Northcross Center Court, Huntersville, North Carolina 28078 (the “Company”), and the ONTARIO COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York, having its office at 20 Ontario Street, Canandaigua, New York 14424 (the “Agency”).

R E C I T A L S

WHEREAS, Title 1 of Article 18-A of the General Municipal Law of the State of New York was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State of New York; and

WHEREAS, the aforesaid act authorizes the creation of industrial development agencies for the Public Purposes of the State of New York (the “State”); and

WHEREAS, pursuant to and in accordance with the provisions of the aforesaid act, as amended, and Chapter 533 of the Laws of 1971 of the State, as amended (collectively, the “Act”), the Agency was created and is empowered under the act to undertake the Project Work and the leasing of the Facility defined below; and

WHEREAS, the Agency has agreed to assist in the acquisition of an approximately 9.995 acre parcel of land located at 5450 Campus Drive, Canandaigua, New York 14424 (the “Land”), the renovation of portions of an existing approximately 120,000 square foot building located thereon (the “Improvements”), and the acquisition and installation therein of certain equipment and personal property (the “Equipment”; and, together with the Land and the Improvements, the “Facility”), which Facility is to be leased and subleased by the Agency to the Company and used in part by the Company for its primary use as research and development, manufacturing, warehouse and professional office space in its business as a designer and manufacturer of bulk acoustic wave filters for use in wireless technology, and to be subleased, in part, by the Company to various existing tenants (the “Tenants”) (the “Project”); and

WHEREAS, the Company has agreed with the Agency, on behalf of the Agency and as the Agency’s agent, to complete the Project Work (as such term is defined in the hereinafter defined Lease Agreement); and

WHEREAS, the Company has agreed to lease the Land and the Improvements to the Agency pursuant to and in accordance with this Company Lease; and

WHEREAS, the Agency has agreed to sublease and lease the Facility to the Company pursuant to the terms of a certain Lease and Project Agreement, dated as of February 1, 2018 (the “Lease Agreement”), by and between the Agency and the Company; and

WHEREAS, the Company has agreed to transfer to the Agency title to the Equipment pursuant to a Bill of Sale, dated the Closing Date (the “Bill of Sale”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties mutually agree as follows:

The Company hereby leases the Land (described in Exhibit A attached hereto) and the Improvements to the Agency for the annual rent of $1.00 for a term commencing on the Closing Date and terminating at 11:59 p.m. on December 31, 2028 (the “Lease Term”).

This Company Lease shall terminate on the earliest of (i) the expiration of the Lease Term and (ii) the termination of the Lease Agreement pursuant to Article X or Article XI thereof.

The Company agrees to keep, perform and observe, from and after the date hereof, all of the terms, covenants, conditions, obligations and other provisions contained in the Lease Agreement. The Company agrees further that it shall indemnify, defend and hold harmless the Agency from and against all liabilities, damages, claims, demands, judgments, losses, costs, expenses, suits, actions or proceedings and attorneys’ fees arising out of or in connection with the Lease Agreement or this Company Lease and shall defend the Agency in any suit, action or proceeding, including appeals, for personal injury to, or death of, any person or persons, or for any loss of or damage to property of persons, or for other claims arising out of the acts or omissions of the Company or any of its officers, directors, agents or employees. The foregoing indemnitees shall include all expenses incurred by the Agency, including, without limitation, reasonable attorneys’ fees to enforce this Company Lease, the Lease Agreement or any other document to which the Company and the Agency are parties, and with respect to third party claims.

The Agency, for itself and its successors and assigns, hereby agrees to lease the Land and the Improvements from the Company on the terms and conditions contained herein.

The Company and the Agency acknowledge that the Agency will lease and sublease the Facility to the Company pursuant to the Lease Agreement. The Company and the Agency agree that while this Company Lease and the Lease Agreement remain in full force and effect, (i) there shall be no merger of the Company’s fee simple absolute estate in the Land and the Improvements and the Company’s subleasehold estate in the Land and Improvements created under the Lease Agreement; and (ii) the Agency shall continue to have, use and enjoy the leasehold estate in the Land and the Improvements created under this Company Lease.

The Company and the Agency acknowledge that in order to accomplish certain financing arrangements for the Facility, the parties may be required to assign and mortgage, for collateral purposes, each of their respective rights, titles and interests held pursuant to this Company Lease, the Lease Agreement and other interests that either may hold. Each of the Company and the Agency hereby consents to all such assignments, mortgages and other collateral financing requirements that may arise in connection with the financing or refinancing of the Facility.

This Company Lease and any and all modifications, amendments, renewals and extensions thereof is subject and subordinate to any Mortgage which may be granted by the Agency and the Company on the Facility or any portion thereof and to any and all modifications, amendments, consolidations, extensions, renewals, replacements and increases thereof.

This Company Lease shall not be recorded by either party hereto. The Agency shall cause a memorandum of lease with respect hereto to be recorded in the office of the Ontario County Clerk.

All notices, certificates and other communications hereunder shall be in writing and shall be either delivered personally or sent by certified mail, return receipt requested, or delivered by any national overnight express delivery service (in each case, postage or delivery charges paid by the party giving such communication) addressed as follows or to such other address as any party may specify in writing to the other:

To the Agency:

Ontario County Industrial Development Agency

20 Ontario Street

Canandaigua, New York 14424

Attention: Michael J. Manikowski, Executive Director

With a copy to:

Underberg & Kessler LLP

300 Bausch & Lomb Place

Rochester, New York 14604

Attention: James Coniglio, Esq.

To the Company:

Akoustis, Inc.

9805-A Northcross Center Court

Huntersville, North Carolina 28078

Attention: John T. Kurtzweil, CFO

With a copy to:

Akoustis Technologies, Inc.

9805-A Northcross Center Court

Huntersville, North Carolina 28078

Attention: Drew Wright, General Counsel

And with a copy to:

McConville, Considine, Cooman & Morin, P.C.

25 East Main Street

Rochester, New York 14614

Attention: William E. Brueckner, Esq.

Notice by mail shall be effective when delivered but if not yet delivered shall be deemed effective at 12:00 p.m. on the third Business Day after mailing with respect to certified mail and one Business Day after mailing with respect to overnight mail.

Copies of all notices given either to the Agency or to the Company shall also be sent to any Lender, if such Lender shall have delivered written instructions to the Agency and the Company with the address of such Lender.

If a party hereto determines in its reasonable discretion that any further instruments or other actions are necessary or desirable to carry out the terms of this Company Lease, the other party shall, at the Company’s sole cost and expense, execute and deliver all such instruments and take all such actions.

Capitalized terms used in this Company Lease and not otherwise defined in this Company Lease shall have the meanings assigned thereto in Schedule A to the Lease Agreement.

This Company Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

This Company Lease may not be amended, changed, modified or altered except in writing executed by the parties hereto.

This Company Lease shall be governed exclusively by the applicable laws of the State of New York, without regard or reference to its conflict of laws principles.

This Company Lease and the conveyance made hereby shall be subject to the trust fund provisions of Section 13 of the Lien Law of the State.

(Remainder of Page Intentionally Left Blank – Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

Akoustis, Inc.

By:	/s/ Jeffrey B. Shealy
Name:	Jeffrey B. Shealy
Title:	President and Chief Executive Officer

STATE OF NORTH CAROLINA	)
: SS.:
COUNTY OF MECKLENBURG	)

On the 23 day of February in the year 2018, before me, the undersigned, personally appeared Jeffrey B. Shealy, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person or entity on behalf of which the individual acted, executed the instrument.

/s/ Hannah Stalvey
Notary Public

Signature Page 1 of 2

Company Lease Agreement

ONTARIO COUNTY INDUSTRIAL DEVELOPMENT AGENCY

By:	/s/ Michael J. Manikowski
Name:	Michael J. Manikowski
Title:	Executive Director

STATE OF NEW YORK	)
: SS.:
COUNTY OF MONROE	)

On the 26th day of February in the year 2018, before me, the undersigned, personally appeared Michael J. Manikowski, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person or entity on behalf of which the individual acted, executed the instrument.

/s/ T. Barry Carrigan
Notary Public

Signature Page 2 of 2

Company Lease Agreement

EXHIBIT A

Legal Description of Real Property